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                                                                    EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS


                                                                          Three months ended
                                                                              March 31,
                                                                       ----------------------
                                                                          1999         1998
                                                                       --------      --------

Basic

   Average shares outstanding ...................................        18,768        15,462
                                                                       ========      ========

   Net income ...................................................      $  3,401      $  2,319
                                                                       ========      ========

   Per share amount .............................................      $    .18      $    .15
                                                                       ========      ========


Diluted

   Average shares outstanding ...................................        18,768        15,462

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price .......         1,546         2,120
                                                                       --------      --------

   Total ........................................................        20,314        17,582
                                                                       ========      ========

   Net income ...................................................      $  3,401      $  2,319
                                                                       ========      ========

   Per share amount .............................................      $    .17      $    .13
                                                                       ========      ========
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